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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                  May 3, 2002
                        (Date of earliest event reported)

                          ALLERGY RESEARCH GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Florida                         0-27227                         13-3940486
(State or Other                   (Commission                     (IRS Employer
Jurisdiction of                   File Number)                    Identification
Incorporation)                                                        Number)


                 30806 Santana Street, Hayward, California 94544
               (Address of Principal Offices, including zip code)


                                 (800) 545-9960
              (Registrant's telephone number, including area code)


Item 5.     Other Events

Buyback Program

         On May 3, 2002, Allergy Research Group, Inc. ("Registrant) issued a press release announcing a stock repurchase program. Registrant has authorization to repurchase between 1,000,000 and 2,500,000 shares of common stock as part of its share repurchase program. Based on the closing price of the Registrant's common stock on May 1, 2002, aggregate purchases would be approximately $120,000 to $300,000. The program will allow Registrant to repurchase shares from time to time in open market transactions over the next two (2) years. The timing and terms of the purchases will be determined by management based on market and business conditions at the time, subject to Rule 10b-18 and other applicable securities laws.

         In addition, the Registrant's Chief Executive Officer, Dr. Stephen A. Levine, and Secretary, Susan Levine, have indicated an intention to make repurchases of approximately 1,000,000 shares of the Registrant's common stock under the Rule 10b-18 guidelines, as well as Section 16(a) restrictions on insider trading.

A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.


Item 7.     Exhibits

            99.1  Press Release, dated May 3, 2002.




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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALLERGY RESEARCH GROUP, INC.


Dated: May 3, 2002                          By: /s/ Stephen A. Levine
                                                ------------------------
                                            Name:  Stephen A. Levine
                                            Title: Chief Executive Officer